Exhibit 10.1* * Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the registrant treats such information as private or confidential. ASSET SALE AGREEMENT THIS ASSET SALE AGREEMENT ("Agreement"), entered into this 31st day of December, 2025, by and between the undersigned Seller and Buyer sets forth the terms and conditions whereby the Seller agrees to sell and the Buyer agrees to purchase the Loan(s) identified herein. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows: 1. Definitions. Capitalized terms shall be defined as set forth in this Agreement, including in Appendix A to this Agreement. 2. Agreement to Purchase and Sell. Subject to and in accordance with the terms and conditions of this Agreement, the Seller hereby agrees to sell, assign, transfer and convey to the Buyer on the Closing Date, and the Buyer hereby agrees to purchase and accept on the Closing Date, all rights, title, and interests of the Seller, together with all payment and performance obligations of the Seller, as of the Closing Date, in, to and under the Loan(s) set forth on Schedule A attached hereto; provided, however, that in no event shall Buyer be deemed to assume any Seller Retained Liabilities. 3. Payment of Purchase Price; Closing. The closing shall occur on the Closing Date, by delivery of Closing Documents by hand or overnight delivery. In the event a copy of the Seller's signature to this Agreement is not delivered to the Buyer within one Business Day after the date hereof, the Buyer may extend the Closing Date by one Business Day for each Business Day of such delay. 3.1 Payment of Adjusted Purchase Price. On the Closing Date, the Buyer shall pay to the Seller by wire transfer in immediately available funds, the amount of the Purchase Price, adjusted as follows: (i) less all payments received by the Seller on account of the Loan(s) from the Calculation Date through the day before the Closing Date, (ii) less any positive escrows held by the Seller relating to the Loan(s), (iii) plus, any protective advances made by the Seller, in its reasonable discretion between the Calculation Date and the Closing Date. The adjusted Purchase Price shall be calculated on a settlement statement prepared by the Seller and available for the Buyer's review two Business Days prior to the Closing Date. 3.2 Deposit. Within two (2) Business Days of execution of this Agreement, Buyer shall pay to the Escrow Agent (as defined herein) a deposit in the amount of [***] (the “Deposit”) by wire transfer of immediately available funds. Except as otherwise expressly provided in this Agreement, the Deposit shall be non-refundable upon execution of this Agreement and shall be held by the Escrow Agent shall hold the Deposit in escrow pursuant to the terms of this Agreement and applied to the Purchase Price at Closing. If the Closing fails to occur due to Buyer’s default, the Deposit shall be released to Seller as liquidated damages, and the parties acknowledge that such amount constitutes a reasonable estimate of Seller’s damages and is not a penalty. If the Closing fails to occur due to Seller’s default, the Deposit shall be promptly returned to Buyer, together with any interest actually earned thereon while held in escrow. The Deposit shall not limit or impair any other rights or remedies of either party under this Agreement, except as expressly provided herein. Notwithstanding anything contained herein to the

2 contrary, if at any time before 6 p.m. eastern standard time on January 6, 2026, Buyer notifies Seller in writing of a Material Adverse Finding, this Agreement shall terminate and the Escrow Agent shall promptly return the Earnest Money together with all interest accrued thereon to Buyer (a “MAF Termination”); thereafter neither party shall have any further liability hereunder, except for those which survive the termination of this Agreement. For purposes of this Agreement, “Material Adverse Finding” means a condition that materially and adversely affects (i) the security in, or priority of, the lien of the Collateral Documents on the Mortgaged Property, (ii) the enforceability of the Collateral Documents in a foreclosure or other enforcement action including, without limitation, the exercise of any of Lender’s rights and remedies under the Collateral documents, (iii) the legality of the Mortgaged Property, or (iv) the value of the Mortgaged Property, including, without limitation: (A) defects in or exceptions to title or survey matters; (B) encroachments or violations of setback or easement lines that would require material removal, demolition or materially interfere with the operation of a Mortgaged Property; (C) liens against any Mortgaged Property; (D) pending litigation, enforcement actions, or judgments; or (D) environmental issues identified in a Phase I environmental site assessment, or contamination identified in a Phase II, or the presence of underground storage tanks, asbestos in friable condition, or other hazardous substances. For the avoidance of doubt, judgments, judgment liens, or other similar liens recorded after the recording of Seller’s mortgage that do not prime or impair Seller’s lien shall not constitute a Material Adverse Finding. Notwithstanding anything contained herein to the contrary, no MAF Termination shall be exercisable by Buyer with respect to the [***] as shown on Schedule A. Further notwithstanding anything contained herein to the contrary, Buyer shall have the right, in its sole and absolute discretion, to terminate this Agreement with respect to the two (2) [***] Notes as shown on Schedule A hereto (the “Refundable Loan”) at any time prior to 6 p.m. eastern standard time on January 5, 2026 by delivering notice of termination to Seller. Upon such termination, this Agreement as it relates Refundable Loan shall be deemed null and void, and Escrow Agent shall promptly return [***] of the Deposit to Buyer without any further consent or authorization required. Buyer shall have no liability to Seller as a result of such termination. 3.3 Conveyance. Upon receipt of the Purchase Price, the Seller shall sell, assign, transfer and convey the Loan(s) to the Buyer subject to and in accordance with the provisions of this Agreement. 3.4 Taxes, Fees, Etc. The Buyer shall pay all standard and customary transfer, filing and recording fees, taxes, costs and expenses, and any applicable documentary taxes, required to be paid by Buyer in connection with the transactions contemplated hereby, and hereby agrees to indemnify and hold the Seller harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of the Buyer to pay any such amount on a timely basis. The Seller shall be entitled to require the payment of any such fees, taxes, costs and expenses at closing and as a condition thereof. This Section shall not require the Buyer to pay any taxes, costs or expenses related to the Seller's sale or income tax obligations occasioned by the sale of the Loan(s). 3.5 Payments Subsequent to the Closing Date. From time to time after the Closing Date the Seller shall pay to the Buyer, promptly after receipt thereof, the net amount of any Collections received by the Seller on or after the Closing Date (to the extent collected in good funds by the Seller) and not already so paid to the Buyer.

3 4. Transfer of Loan(s). 4.1 Closing Documents. Not later than the Business Day prior to the Closing Date, the Seller shall deliver to the Escrow Agent (i) a Bill of Sale in the form attached hereto as Attachment 1, selling, assigning, transferring and conveying to the Buyer all rights, title and interests of the Seller in, to and under the Loan(s), all on the terms and conditions set forth in this Agreement; (ii) the original Note(s), or affidavits of lost Note(s), endorsed to the Buyer by allonge in the form attached hereto as Attachment 2; (iii) assignment(s) of the Mortgage(s) in the form attached hereto as Attachment 3 (iv) a Limited Power of Attorney in the form of Attachment 4, and (v) a Subordination and Intercreditor Agreement in the form of Attachment 5 (collectively, the "Closing Documents"). The endorsements and assignments included in the Closing Documents shall be without recourse, representation or warranty of any kind or nature except that (i) Seller is the owner and holder of the Mortgage/Note, (ii) Seller has not assigned, pledged, transferred, encumbered or conveyed its interest in the Mortgage/Note to any other party, and (iii) the person executing the Closing Documents has the power and authority to do so. Such qualifying language on the endorsements and assignments shall not affect, limit or enlarge the obligations of the Seller and the rights, remedies and recourse of the Buyer under this Agreement. 4.2 Escrow Agent's Delivery of Closing Documents. The Escrow Agent shall have no obligation to review the Closing Documents for completeness, authenticity, sufficiency, or otherwise. The Escrow Agent shall make the Closing Documents available for review by the Buyer prior to the closing. The Escrow Agent shall have the Closing Documents delivered to the Buyer by hand or overnight delivery upon the Escrow Agent's receipt of notification that the Seller has received the adjusted Purchase Price. In the event of a dispute or disagreement concerning delivery of the Closing Documents or the Escrow Agent's duties hereunder, the Escrow Agent shall take action at the written direction of both the Buyer and the Seller or upon an order of a court of competent jurisdiction. 4.3 Delivery of Collateral Documents, Etc. Promptly after the closing, the Seller shall deliver to the Buyer the entire Review File including, without limitation, originals of each Collateral Document to the extent originals are in the Seller's possession. 4.4 Execution of Separate Loan Assignments. At and after the closing, to the extent prepared by the Buyer, the Seller shall execute, and acknowledge if appropriate, for delivery to the Buyer one or more additional documents to the extent required by applicable public recording or filing laws to transfer to such Buyer the rights, title and interests of the Seller in, to and under the purchased Loan(s) (collectively, "Separate Loan Assignments"). The Separate Loan Assignments shall be without recourse, representation or warranty of any kind or nature, except that (i) Seller is the owner and holder of the Mortgage/Note, (ii) Seller has not assigned, pledged, transferred, encumbered or conveyed its interest in the Mortgage/Note to any other party, and (iii) the person executing the Separate Loan Assignments has the power and authority to do so. Such qualifying language on the Separate Loan Assignments shall not affect, limit or enlarge the obligations of the Seller and the rights, remedies and recourse of the Buyer under this Agreement. The Buyer shall prepare and furnish any and all further Separate Loan Assignments, if necessary, in form satisfactory to the Seller. The Buyer shall promptly file or record each Separate Loan Assignment, at its sole cost and expense.

4 4.5 Limited Power of Attorney. Seller shall deliver a Limited Power of Attorney in the form of Attachment 4 which will permit Buyer to execute such endorsements of the Notes and, if any, assignment of mortgages, security interests and financing statements as Buyer deems appropriate. Any endorsement of a Note shall state clearly in the endorsement that the Note is assigned without recourse, representation or warranty of any kind or nature except that (i) Seller is the owner and holder of the Note, (ii) Seller has not assigned, pledged, transferred, encumbered or conveyed its interest in the Note to any other party, and (iii) the person executing the endorsement of the Note has the power and authority to do so . Such qualifying language shall not affect, limit or enlarge the obligations of the Seller and the rights, remedies and recourse of the Buyer under this Agreement. 4.6 Hazard, Liability Insurance, Etc. At the request and sole cost and expense of the Buyer, the Seller shall cooperate with the Buyer in executing written requests to each hazard, casualty and liability insurer, and to the writing agent for each flood hazard insurer, issuing a policy of insurance obtained by an Obligor with respect to the Loan(s), requesting an endorsement of its policy of insurance effective on the Closing Date adding the Buyer as the mortgagee, the loss payee and/or an insured named therein, as the case may be, together with instructions that such endorsement be forwarded directly to the Buyer, with a copy to the Seller at the address herein specified for notices. Each such request shall be prepared by the Buyer at its sole cost and expense, and any additional premium or other charge in connection therewith shall be paid by the Buyer. The Buyer shall not be entitled to be added to or acquire an interest in any policy of insurance obtained by the Seller. Any loss on or after the Closing Date either to an Obligor, the Buyer or to the value or collectability of the Loan(s) due to the Seller's cancellation of collateral or real property risk insurance or its failure to identify the Buyer as loss payee, mortgagee or other insured is the sole responsibility of the Buyer. To the extent the Loan(s) constitute personal or real property, the Seller expressly disclaims any obligation to provide title insurance, pay property taxes, or pay any related transaction taxes or other fees. 4.7 Obligor Prepayment. Notwithstanding anything to the contrary contained herein, in the event any Obligor prepays the unpaid principal balance of its Loan after the date of this Agreement but prior to the Closing Date, such prepayment shall not automatically terminate this Agreement and Seller and Buyer agree as follows: (i) If such prepayment is a partial prepayment of the unpaid principal balance of a specific Loan (a “Partial Prepayment”), Buyer shall receive an additional credit against the Purchase Price at Closing for such in an amount equal to the product of (i) fifty percent (50%) multiplied by, (ii) the amount of such Partial Prepayment. (ii) If such prepayment is a prepayment in whole of the unpaid principal balance of a specific Loan (a “Complete Prepayment”), Buyer shall be entitled to a prorated return of the Deposit and Seller shall pay to Buyer, within five (5) business days of such Complete Prepayment, an amount equal to the product of (i) fifty percent (50%) multiplied by, (ii) the difference of (x) the amount of the Complete

5 Prepayment, minus (y) an amount equal to the allocated Purchase Price for such Loan as calculated pursuant to this Agreement as of the day immediately preceding such Complete Prepayment. Following the payment of such amount by Seller to Buyer, this Agreement shall terminate with respect to such specific Loan and neither party shall have any further obligation to the other, except for those obligations which expressly survive such termination hereunder. 4.8 Transfer of Reserve/Impound Accounts. Seller shall, on the Closing Date: (i) transfer to Buyer all cash balances held by Seller in any reserve, escrow, impound and holdback accounts maintained in connection with the Loan(s) and the Collateral Documents (collectively, the “Reserve Accounts”), including, without limitation, tax and insurance escrows, furniture‑fixture‑and‑equipment (FF&E) reserves, repairs and replacements reserves, capital improvement/PIP reserves, environmental reserves, casualty/condemnation proceeds and holdbacks (to the extent not applied), excess cash or lockbox accounts, and any credit support posted for the Loan (including cash collateral), together with all accrued interest thereon; and (ii) deliver such assignment instruments relating to the Collateral Documents as are reasonably required to effect the transfer and to cause Buyer (or its designee) to be recognized as the sole party entitled to the Reserve Accounts from and after Closing Date. Seller shall indemnify, defend and hold harmless Buyer and its affiliates from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) arising from (i) any claim by an Obligor or third party to the extent arising from Seller’s failure to administer the applicable Reserve Accounts in accordance with the Collateral Documents or any applicable agreement relating to such Reserve Account(s) (ii) any breach of Seller’s representations, warranties, and covenants contained in this Section 4.8 or Section 6.2.11 of this Agreement, and (iii) any unauthorized withdrawals, sweeps, disbursements, encumbrances or commingling of Reserve Account funds by Seller (other than those expressly permitted under the Collateral Documents delivered to Seller prior to the Closing Date or approved by Buyer in writing). The obligations of Seller under this Section 4.8 shall survive the Closing Date. 4.9 Servicing of the Loan(s). (i) Effective as of the Closing Date, Buyer shall assume all rights, obligations, and responsibilities as “Servicer” of the Loans, including, without limitation, the administration, collection, enforcement, and performance of all duties under the Collateral Documents, subject to Applicable Law and the terms of this Agreement.

6 (ii) Seller shall, at Closing Date and thereafter upon request, deliver to Buyer all servicing files, records, payment histories, escrow account information, Reserve Account details, and any other data or documentation reasonably necessary for Buyer to perform servicing functions. (iii) Seller shall cooperate in good faith to execute and deliver any notices, assignments, or instructions required to notify borrowers, guarantors, and any third parties (including lockbox banks, custodians, and reserve account holders) that Buyer is the Servicer of record from and after the Closing Date. (iv) From and after the Closing Date, Seller shall have no further obligation with respect to servicing the Loan(s), except to provide reasonable cooperation and access to historical records for a period of ninety (90) days following the Closing Date. 5. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants as follows: 5.1 Organization, Existence, Etc. The Buyer is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of the Buyer to perform its obligations hereunder. 5.2 Authority and Enforceability, Etc. The Buyer has the power and authority to execute, deliver and perform each of the Sale Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance. The Buyer's execution of this Agreement and its performance of its obligations hereunder are not subject to any further approval, vote or contingency from any person or committee. Assuming due authorization, execution and delivery by the Seller, the Sale Documents and all obligations of the Buyer thereunder are the legal, valid and binding obligations of the Buyer, enforceable in accordance with the terms of the Sale Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 5.3 Conflict with Existing Laws or Contracts. The execution and delivery of the Sale Documents and the performance by the Buyer of its obligations thereunder will not conflict with or be a breach of any provision of any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which the Buyer is subject; and the Buyer has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Buyer of the Sale Documents.

7 5.4 Financial Condition. Neither the Buyer nor any general partner, limited partner, shareholder or joint venturer in the Buyer is involved in any financial difficulties which would impair or prevent a closing pursuant to this Agreement on the Closing Date. The Buyer has now and will have as of the Closing Date sufficient liquid assets, capital and net worth to meet its obligations under the Sale Documents and to pay the Purchase Price without any financing or other contingencies. 5.5 Decision to Purchase. The Buyer's bid and decision to purchase the Loan(s) is based upon its own comprehensive review and independent expert evaluation and analysis of the Review File and other materials deemed relevant by the Buyer and its agents. The Buyer has made such independent investigation as the Buyer deems to be warranted into the nature, title, attachment, perfection, priority, validity, enforceability, collectability, and value of the Loan(s), the title, condition and value of any collateral securing the Loan(s), the market conditions and other characteristics of the places where any such collateral is located, and all other facts it deems material to the purchase of the Loan(s). 5.6 No Reliance. In entering into this Agreement and the other Sale Documents, the Buyer has not relied upon any oral or written information from the Seller or any of their respective employees, agents, attorneys or representatives, other than the limited representations and warranties of the Seller contained herein. The Buyer acknowledges that no employee, agent, attorney or representative of the Seller has been authorized to make, and that the Buyer has not relied upon, any statements, representations or warranties other than those specifically contained in this Agreement. 5.7 Buyer a Sophisticated Investor. The Buyer is a sophisticated investor (as that term is used in regulations promulgated under the Securities Act of 1933) who could withstand the loss of the entire Purchase Price. 5.8 Information True and Correct, Full Disclosure. The information provided by the Buyer in connection with its qualification as a bidder, was true and correct on the date provided and did not knowingly omit any information necessary to the accuracy and full disclosure of information provided and such information is accurate and complete in all material respects on the date hereof. 5.9 Confidentiality Agreement. The Buyer has not violated any of the material terms of the Confidentiality Agreement. At no time has the Buyer or any of its representatives or agents communicated with any Obligor or any of its representatives or agents regarding the Loan(s). The Buyer has no affiliation with, any ownership interest in, or agreement with the Obligor or any of its representatives or agents regarding the Loan(s). 5.10 Brokers. Except for Clark Street Capital Management LLC, no broker, or other party entitled to a commission is involved in connection with this transaction. 6. Seller's Representations, Warranties and Recourse. This sale is made without recourse against the Seller, or representation or warranty by the Seller, whether expressed, implied or imposed by law, of any kind or nature except as provided in Sections 6 and 21 of this Agreement. To Seller’s knowledge, Seller has provided accurate information to Buyer. Without limiting the generality of

8 the foregoing but subject to the Seller’s representations set forth herein, the Seller does not represent, warrant or insure the accuracy or completeness of any information or its sources of information contained in the Review File, Collateral Documents, Note(s) or Loan(s) (whether contained in originals, duplicate originals, copies, or magnetic media, including computer tapes and disks), including without limitation any reports or other information prepared by accountants, engineers, appraisers, environmental consultants or other professionals. The Seller has not, does not and will not make any representations or warranties with respect to the collectability of any Loan or the value or condition of the Mortgaged Property. To the extent the Loan(s) constitute personal or real property, such property is sold "as is, where is," and the Seller expressly disclaims any representations or warranties with respect to such property. 6.1 Representations and Warranties by the Seller. The Seller hereby represents and warrants as follows: 6.1.1 Organization, Existence, Etc. The Seller is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of the Seller to perform its obligations hereunder. 6.1.2 Authority, Enforceability, Etc. The Seller has taken all necessary action to authorize execution, delivery and performance of each of the Sale Documents to which it is a party. Assuming due authorization, execution and delivery by the Buyer, the Sale Documents and all the obligations of the Seller thereunder are the legal, valid and binding obligations of the Seller enforceable in accordance with the terms of the Sale Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 6.1.3 Conflict with Existing Laws or Contracts. The execution and delivery of the Sale Documents and the performance by the Seller of its obligations thereunder will not conflict with or be a breach of any material provision of any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which the Seller is subject; and the Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of the Sale Documents. 6.1.4 Legal Action Against Seller. There is no action, suit or proceeding of which the Seller has received actual notice pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially affect the ability of the Seller to carry out the transactions contemplated by the Sale Documents. 6.1.5 Brokers. Except for Clark Street Capital Management LLC, no broker, or other party entitled to a commission is involved in connection with this transaction.

9 6.2 Representations and Warranties by Seller as to the Loan(s). The Seller hereby represents and warrants that, as to the Loan(s), the following representations and warranties are true and correct in all material respects as of the date hereof and as of the Closing Date. 6.2.1 Title to Loan(s). The Seller has good title to and is the sole owner of the Loan(s), free and clear of any liens, claims, encumbrances or other charges whatsoever. The Loan(s) are not subject to any prior assignment, conveyance, transfer or participation or agreement to assign, convey, transfer or participate, in whole or in part. 6.2.2 Enforceability. Except as otherwise disclosed in the Review File, to the best of the Seller's knowledge, the Note(s) and Mortgage(s) are the legal, valid and binding obligations of the Obligor thereof, enforceable against such Obligor in accordance with their terms (a) except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (b) except particular remedies, waivers and other provisions may not be enforceable, but such unenforceability does not affect the practical realization of the intended benefits of the Mortgage(s), meaning the ability of the holder thereof to foreclose the Mortgage(s) for any payment default by the maker or obligor thereunder. 6.2.3 No Defense by Obligor. Except as otherwise disclosed in the Review File, to the best of the Seller's knowledge, the Obligor has no valid defense that prevents enforcement by the holder thereof of the provisions of the Note(s) or Mortgage(s), or realization by the holder thereof or its assigns against the Mortgaged Property that arises from applicable local, state or federal laws, regulations or other requirements pertaining to usury and any or all other requirement of any federal, state or local law including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, and equal credit opportunity or disclosure laws applicable to such Loan(s). To the best of the Seller's knowledge, the Loan(s) are not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense that prevents enforcement by the Seller thereof or its assigns of the provisions of the Note(s) or Mortgage(s), or realization by the Seller thereof or its assigns against the Mortgaged Property of the intended benefits of such Mortgage and no such claims have been asserted as of the date hereof with respect to such Loan. 6.2.4 Certain Schedule Information. The statement of the principal, accrued interest and escrow balances for the Loan(s) set forth in Schedule A is true and correct as of the date of calculation. Except as listed on Schedule B, Seller has in its possession or control, and will deliver to Buyer as part of the Closing Documents, the original Obligor executed Note for each of the Loans. If any original Note or other required endorsement or assignment document relating to any Loan is not included in the Loan files delivered to Buyer at Closing, Seller shall, at its sole cost and expense, promptly deliver to Buyer a Lost Note Affidavit and/or Missing Allonge Affidavit in form and substance reasonably acceptable to Buyer, together with any indemnity or supporting documentation required by Buyer or the applicable custodian or trustee. Such affidavit shall (i) identify the missing document, (ii) confirm that Seller was the lawful owner and holder of the Loan immediately prior to Closing, (iii) state that the original document has been lost, misplaced, or destroyed and cannot be located after diligent search, and

10 (iv) include Seller’s agreement to indemnify Buyer and its successors and assigns against any loss, claim, or expense arising from the absence of such original document. Seller shall cooperate fully and execute any additional instruments reasonably requested by Buyer to evidence Buyer’s ownership and enforceability of the Loan. 6.2.5 No Modification. Except by written instrument or other written documentation contained in the Review File, neither the Seller nor, to the best of the Seller's knowledge, any prior holder of the Loan(s) has modified the Note(s) or Mortgage(s) or satisfied, canceled or subordinated the Note(s) or Mortgage(s) in whole or in part or released all or any material portion of the Mortgaged Property from the lien of the Mortgage(s) or executed any instrument of release, cancellation or satisfaction. The Note(s) and Mortgage(s) and any documents modifying their terms included in the Review File are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed in the Review File. 6.2.6 Review File. With the exception of any Excluded Information, the Review File includes all material documents in the possession of the Seller, or copies thereof, relating to the Loan(s). 6.2.7 Disbursement of Loan Proceeds. Except as otherwise disclosed in the Review File, the Obligor does not have the right to disbursement of additional loan proceeds or future advances with respect to the Loan(s). 6.2.8 Cross-Collateralization. The Loan(s) are not secured by the same property as any other loan held by the Seller or its affiliated entities, which is not the subject of this Agreement. 6.2.9 Litigation. Except as otherwise disclosed in the Review File, to the best of the Seller's knowledge, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to the Loan(s) or Mortgaged Property. 6.2.10 Swap Transactions. [**********************************************] 6.2.11 Reserve Accounts. (i) Seller has not pledged, assigned or granted any lien or security interest in any Reserve Account except as permitted under the Collateral Documents, (ii) Seller has full right, power and authority to transfer, assign and deliver to Buyer all of Seller’s right, title and interest in and to the Reserve Accounts, (iii) no consent, approval or authorization of any third party (other than those obtained or to be obtained by Seller at or prior to the Closing Date) is required for such transfer, and such transfer will not violate any agreement to which Seller is a party or any applicable law, (iv) upon execution and delivery of the Closing Documents, Buyer will acquire all of Seller’s rights with respect to the Reserve Account balances transferred pursuant to Section 4.8, and (v) all reserve, escrow, impound and holdback accounts maintained in connection with the Loan(s) and funded from loan proceeds are being held in the Reserve Accounts. 7. Conditions Precedent to Closing. The respective obligations of the Buyer and the Seller to complete the purchase and sale of the Loan(s) pursuant to this Agreement are subject to the

11 fulfillment on or prior to Closing Date of each of the following additional conditions to be fulfilled by the other, unless the same is specifically waived in writing by the party for whose benefit the same is to be fulfilled: 7.1 Performance of Covenants. The Seller and the Buyer shall have performed all of their respective covenants and agreements contained herein which are required to be performed by them on or prior to the Closing Date. 7.2 Representations and Warranties. All representations and warranties of the Buyer set forth in Section 5 and the Seller set forth in Section 6 of this Agreement shall be true in all material respects at and as of the Closing Date. 7.3 Governmental Approvals. All requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated hereby, if any, shall have been obtained. 7.4 Other Approvals. Upon the request of the other, the Seller and the Buyer shall provide certified copies of appropriate resolutions, directions and consents approving the execution and delivery of the Sale Documents and the consummation of the transactions contemplated thereby together with such other certificates of incumbency and other evidences of authority as the Seller or the Buyer or their respective counsel may reasonably require. 8. Certain Obligations of the Buyer. 8.1 Collection Practices. The Buyer will not violate any laws relating to unfair credit collection or foreclosure practices in connection with the Loan(s). The Buyer hereby agrees to indemnify the Seller and to hold it harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by the Seller as a result of (1) a breach by the Buyer of the aforesaid warranty or (2) any claim, demand, or assertion that, after the Closing Date, the Buyer was in any way involved in or had in any way authorized any unlawful collection or foreclosure practices in connection with the Loan(s) transferred to the Buyer pursuant to this Agreement. Seller represents that, to Seller’s knowledge, Seller has not, prior to the Closing Date, violated any laws relating to unfair credit collection or foreclosure practices in connection with the Loan(s). The Seller hereby agrees to indemnify the Buyer and to hold it harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by the Buyer as a result of a breach by the Seller of the aforesaid representation. Notwithstanding anything to the contrary herein, neither party shall have any indemnification obligation based solely on allegations, assertions, or claims of unfair or unlawful collection or foreclosure practices absent a final, non-appealable determination by a court of competent jurisdiction (or a written settlement approved by the indemnifying party) that such party committed a violation of applicable law. Each party agrees to provide the other with prompt notice (but no more than ten (10) Business Days) of any such claim or demand of which it becomes aware.

12 8.2 Reporting to or for the Internal Revenue Service. The Buyer agrees to submit all Internal Revenue Service Forms and Information Returns for the Loan(s) for the period during which it owns the Loan(s). 8.3 Buyer's Duties Regarding Litigation. If the Loan(s) are or become subject to any claim, action, lawsuit, foreclosure action, bankruptcy, or other proceeding, administrative or judicial, or similar action filed by or against any Obligor (collectively, "Litigation"), Buyer shall, within the later of (i) ten (10) days after the Closing Date or (ii) ten (10) days after receipt of notice of such Litigation, provide Seller and Seller's counsel in connection with each such Litigation with the name of counsel selected by Buyer to represent Buyer's interests in such Litigation. Buyer shall, at its own cost, liability, responsibility and risk, within ten (10) days after the Closing Date, notify the applicable clerk of all applicable courts and all counsel of record that ownership of the Loan(s) was transferred from Seller to Buyer. Buyer shall have its counsel file appropriate pleadings with all applicable courts within ten (10) days after the Closing Date substituting Buyer's counsel for Seller's counsel, removing Seller as a party to all Litigation and substituting Buyer as the real party in interest in all such Litigation, such that Seller shall have no further obligation with respect to any such Litigation, including any fees or costs of any receiver arising from and after the Closing Date. Seller shall have the right to notify its counsel representing its interests to cease participating in all Litigation upon the Closing Date or any date thereafter. Buyer hereby irrevocably appoints the Seller and Seller's agents as the true and lawful attorney of Buyer (which appointment is coupled with an interest) in the name, place and stead of, and at the expense of, the Buyer to take such actions and file such motions and other documents with the court and otherwise as necessary to substitute Buyer in place of Seller in all such Litigation, to effectuate Seller's counsel's withdrawal as counsel from the Litigation, and to otherwise effectuate Buyer's assumed obligations with respect to such Litigation. Seller may, but shall not be obligated to, utilize this power of attorney. 8.4 Buyer’s Duties Regarding Swaps. In addition to the Purchase Price, Buyer agrees to pay to Seller at Closing an amount equal to [***] of the Swap Fees set forth opposite such Loan on Schedule A hereto (the “Swap Price”) for any Swap Fees due and payable to Seller under the Swap Transactions, provided however, if within sixty (60) days of Closing the full Swap Price is not paid to Buyer by either Seller or Obligor due to a breach of any of Seller’s representations, warranties, or covenants, contained in Section 6.2.10 of this Agreement, [***]. 9. Notice to Obligor. The Buyer and Seller shall, within five (5) Business Days after the Closing Date or such other period as may be required by applicable regulations or laws, give notice of this transfer to the Obligor(s) by first class U.S. Mail. 10. Notice of Claim. The Buyer shall promptly notify the Seller of any claim, threatened claim, or any litigation against the Seller, or any of their predecessors or affiliates, which may come to its attention relating to the Loan(s). 11. Notices. All notices or deliveries required or permitted hereunder shall be in writing and delivered personally or by facsimile or generally recognized overnight delivery service, and shall be

13 deemed given (a) when delivered, if delivered personally or by facsimile, or (b) on the following Business Day, if sent by generally recognized overnight delivery service, in each case to the Seller at the following address, to the Buyer at the address set forth on the signature page below, or such other address as either party may hereafter designate by notice given in compliance with this Section to the other party: SELLER: Amerant Bank, N.A. 220 Alhambra Circle Coral Gables, FL 33134 Attention: Legal Department Telephone Number: (305) 460-2805 Email Address: legal@amerantbank.com BUYER: c/o Peachtree Group [*******************] Telephone Number: [*******************] Email Address: [*******************] 12. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included. 13. Construction. Unless the context otherwise requires, singular nouns and pronouns (including defined terms), when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender. 14. Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including any attachments hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns. Notwithstanding anything herein to the contrary, however, the Buyer shall not assign its rights under this Agreement without the prior written consent of the Seller, except that the Buyer may assign its rights under this Agreement to an affiliate, and in the event of any assignment both the Buyer and assignee shall be jointly and severally liable hereunder. 15. Prior Understandings. This Agreement supersedes any and all prior discussions and agreements between the Seller and the Buyer with respect to the purchase of the Loan(s) and other matters contained herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

14 16. Survival. Each and every covenant made by the Buyer or the Seller in this Agreement shall survive the closing and shall not merge into the Closing Documents, but instead shall be independently enforceable, provided, however, that the Seller's representations and warranties set forth in Section 6.1 shall expire six (6) months after the Closing Date and the Seller's representations and warranties set forth in Section 6.2 shall expire ninety (90) days after the Closing Date, after which time no claim for breach of the Seller's representations or warranties may be made; provided however, any claim based on fraud or willful misrepresentation shall survive until the expiration of the applicable statute of limitations and shall not be limited by any contractual survival period, exclusive remedy, or liability cap set forth herein. 17. Choice of Law. This Agreement and claims arising out of or in connection herewith shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to its conflicts of laws principles. The parties consent to the exclusive jurisdiction of the federal and state courts located in Miami-Dade County, Florida, for any action or proceeding arising out of or relating to this Agreement. 18. Time of the Essence. Time is of the essence of all provisions of this Agreement. 19. Limitation of Damages. Neither party shall be liable to the other party for any consequential, special or punitive damages. If after the Closing Date the Seller breaches any representation or warranty set forth in Section 6 which has not expired, the Buyer shall give written notice to the Seller within 30 days of discovery of such breach, and the Seller shall have the right to cure such breach during a period of ninety (90) days after receipt of such notice. If such breach or failure is not duly cured within such ninety (90) day period, or not waived or consented to in writing by the Buyer, the Seller shall elect, in its sole discretion to either (i) repurchase the Loan(s) at the Repurchase Price, or (ii) to pay to Buyer the Buyer's actual damages directly caused by such breach, up to an amount not exceeding the Repurchase Price. The Buyer's remedies set forth in this Section 19 shall be the exclusive remedies of the Buyer, and the Buyer shall not be entitled to any other rights, remedies or other relief, at law or in equity, for the Seller's breach of any representation or warranty set forth in this Agreement. 20. Counterparts; Faxed Document. This Agreement may be executed and delivered by the parties in facsimile format and in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same document. 21. Disclosure. No information regarding the purchase price of any Loan shall be disclosed or otherwise made available to any Obligor by Seller, its employees or its related parties. Neither Buyer nor Seller will issue or cause to be issued any announcement, press release or other statement concerning this Agreement. Notwithstanding anything to the contrary contained herein, this section shall survive the Closing and any termination of the Agreement. 22. Seller’s Obligations Prior to the Closing Date. At all times from and after the execution and delivery of this Agreement, and until such time as this Agreement shall terminate or the Closing shall occur: (a) Seller will not modify, cancel, extend, waive or otherwise change in any manner the terms of

15 the Loan(s), nor enter into any other agreements effecting the Loan(s), without the prior written consent of the Buyer; (b) Seller will service the Loan(s) using reasonable servicing standards and in conforming with Seller’s past practices; and (c) Seller shall promptly inform Buyer of material events which occur with respect to the Loan(s). 23. Further Assurances. Each party agrees to execute and deliver such instruments and take such further actions as another party may, from time to time, reasonably request in order to effectuate the purposes, carry out the terms and obtain the full benefit of this Agreement. [Signatures on Following Page] [Remainder of Page Intentionally Left Blank]

16 EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE. BUYER: SELLER: SSC LOAN INVESTMENTS, LLC AMERANT BANK, N.A. By: /s/ Kevin Cadin By: /s/ Carlos Iafigliola Name: Kevin Cadin Name: Carlos Iafigliola Title: Authorized Signatory Title: SEVP & Interim CEO

17 APPENDIX A Definitions "Agreement" is defined in the preamble hereto. "Bid Percentage" means, with respect to each Loan, the percentage set forth opposite such Loan on Schedule A hereto. "Business Day" means any day other than a Saturday, Sunday or national holiday. "Buyer" is defined on the signature page(s) to this Agreement, and shall also mean and include its heirs, personal representatives, successors and assigns. "Calculation Date" is defined as the Business Day immediately preceding the Closing Date. “Closing” means the consummation of the transactions contemplated by this Agreement, including, without limitation, the sale, assignment and transfer of the Loans from Seller to Buyer, occurring on the Closing Date upon satisfaction or waiver of the conditions set forth herein. "Closing Date" means the date on which the Closing actually takes place which shall be no later than January 7, 2026. "Closing Documents" is defined in Section 4.1 of this Agreement. "Collateral Document" means the Mortgage(s), any assignments of leases and rents, security agreements, financing statements, guaranties, and other agreements or documents, whether an original or a copy and whether or not similar to those enumerated, evidencing, securing, guarantying or otherwise documenting or giving notice of the Loan(s) and any performance or payment obligations with respect thereto or any document evidencing ownership in any asset that was acquired in connection with a foreclosure, deed-in-lieu of foreclosure or otherwise in connection with the resolution of a Loan, and title insurance policies insuring the ownership or liens thereof, provided, however, that the term "Collateral Document" shall expressly exclude the Note(s) and any Swap Transaction Documents. "Collections" means all payments, proceeds and/or awards, actually received by the specified holder of the Note(s), in cash, including checks which have been reduced to good funds, for current application to the indebtedness of the Obligor under the Loan(s), whether or not so applied and, if so applied, whether applied to principal, interest, fees, or any other such indebtedness. "Confidentiality Agreement" means any confidentiality agreement executed by the Buyer in favor of the Seller relating to the sale of the Loan(s). "Escrow Agent" means the Seller's counsel, or such other party as the Seller and the Buyer may agree in writing, and shall include its heirs, personal representatives, successors and assigns.

18 "Excluded Information" means information or documentation excluded from the Review File or redacted from documents left in the Review File relating to the Loan(s) or the Obligors consisting of internal memoranda and officer comments, attorney-client correspondence or other information from attorneys or prepared in anticipation of litigation, and any documents prepared by or for the use of the Seller regarding the valuation of the Loan(s). "Litigation" is defined in Section 8.3 of this Agreement. "Loan(s)" means the loan obligations and debts evidenced by the Note(s) and includes (a) the Note(s); (b) all rights to payment and other rights, title and interests of the Seller in, to and under the Note(s), specifically including, without limitation, all principal, accrued interest, default interest, late charges, reimbursable costs and advances, and prepayment penalties; (c) each Collateral Document; (d) all rights, title, interests, powers, liens or security interests of the Seller in, to or under each Collateral Document, including without limitation claims and rights to and interests in proceeds of hazard or casualty insurance covering collateral securing such Loan and awards in eminent domain and condemnation proceedings affecting such collateral; (e) all Collections received by the Seller on or after the Closing Date and then or thereafter actually collected in good funds; (f) any right, claim or cause of action, and any liability or counterclaim associated therewith, arising out of or in connection with litigation pending, if any; (g) any judgment or execution based upon the Note(s) or any Collateral Document, to the extent attributable thereto, and any lien arising from any such judgment or execution; and (h) all other documents held by the Seller contained in the Review File with respect to the Loan(s)” "Mortgage(s)" means each mortgage, deed of trust or other similar instrument, if any, securing the Note(s), including, without limitation, all modifications, restructurings, extensions consolidations and amendments thereof. "Mortgaged Property" means the real property covered by the Mortgage(s). "Note(s)" means each promissory note, allonge, other instrument evidencing indebtedness or other asset as listed on Schedule A, including, without limitation, all modifications, restructurings, extensions, consolidations and amendments thereof. "Obligor" means the maker, co-maker of the Note(s) and any guarantor, surety or other primary, secondary or other party obligated with respect to the Loan(s) or any performance or payment obligation in connection therewith, and any other party who has granted collateral for or whose property or any part thereof is subject to any encumbrance securing the Loan(s) or any performance or payment obligation in connection therewith. "Purchase Price" means, with respect to each Loan set forth on Schedule A hereto, an amount equal to (i) the unpaid principal balance of such Loan as of the Calculation Date, plus (ii) all accrued and

19 unpaid interest on such Loan as of the Calculation Date if the Loan is less than sixty (60) days past due, in each case multiplied by the Bid Percentage. "Repurchase Price" means with respect to the Loan(s), the price to be paid by the Seller for such Loan(s) if repurchased from the Buyer pursuant to the terms of this Agreement, which shall be computed as follows: [**********************************************] "Review File" means all instruments and documents, in the files of the Seller pertaining to the Loan(s) and which have been provided to the Buyer as of the execution of this Agreement, including without limitation, the Note(s) and any Collateral Documents and any loan summaries prepared by Seller, but excluding any Excluded Information. "Sale Documents" means this Agreement and all attachments hereto, and all other instruments, agreements, certificates and other documents at any time executed and delivered by or on behalf of the Seller and/or the Buyer in connection with the sale of the Loan(s). "Separate Loan Assignments" is defined in Section 4.4 of this Agreement. "Seller" is defined on the signature page(s) to this Agreement and shall also mean and include its successors and assigns. “Seller Retained Liabilities” means any liability, obligation or responsibility of Seller related to (a) any claim by an Obligor related to matters occurring prior to the Closing Date, (b) any liabilities or obligations of Seller under the Notes or Collateral Documents with respect to matters occurring prior to the Closing Date or (c) any tortious, fraudulent or unlawful actions by Seller or its representatives related to any Loan at any time. END OF APPENDIX A

20 SCHEDULE A LOANS [INTENTIONALLY OMITTED]

21 SCHEDULE B ORIGINAL NOTE EXCEPTIONS None

22 ATTACHMENT 1 [INTENTIONALLY OMITTED]

23 ATTACHMENT 2 [INTENTIONALLY OMITTED]

24 ATTACHMENT 3 [INTENTIONALLY OMITTED]

25 ATTACHMENT 4 [INTENTIONALLY OMITTED]

26 ATTACHMENT 5 Form of Swap Subordination [INTENTIONALLY OMITTED]